EXHIBIT 1.01

BABCOCK & WILCOX ENTERPRISES, INC.
CONFLICT MINERALS REPORT
YEAR ENDED DECEMBER 31, 2023

Introduction

This Conflict Minerals Report (this "Report") has been prepared by management of Babcock & Wilcox Enterprises, Inc. In this Report, unless the context otherwise indicates, "B&W," "we," "us," the "Company" and "our" mean Babcock & Wilcox Enterprises, Inc. and its consolidated subsidiaries. This Report for the year ended December 31, 2023 (the “Reporting Period”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule imposes certain reporting obligations on public companies that manufacture or contract to manufacture products containing conflict minerals that are necessary to the functionality or production of their products. Form SD defines “conflict minerals” as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are currently limited to tin, tantalum and tungsten. We identified tin, tantalum, tungsten and gold (“3TG”) as necessary to the functionality or production of certain products that we manufactured or contracted to manufacture during the Reporting Period.

As described in this Report, B&W has reason to believe that some of the 3TG present in its supply chain may have originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”). Therefore, we performed a reasonable country of origin inquiry (“RCOI”) to determine whether any of the 3TG in our products originated from the Covered Countries and were not from recycled or scrap sources. Based on the RCOI, we cannot rule out the possibility that we may have some suppliers that sourced 3TG from the Covered Countries and proceeded to conduct due diligence on our in scope suppliers.

Forward looking statements

Statements we make in this Report, which express a belief, expectation or intention, as well as those that are not historical fact, are forward- looking statements, including statements relating to our compliance efforts and expected actions identified under the “Steps to be taken” section of this Report. These forward-looking statements are subject to various risks, uncertainties and assumptions, including, among other things, our ability to implement improvements in our conflict minerals program and identify and mitigate related risks in our supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see our other filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2023. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report, and we undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

Overview

B&W is a growing, globally-focused renewable, environmental and thermal technologies provider with over 155 years of experience providing diversified energy and emissions control solutions to a broad range of industrial, electrical utility, municipal and other customers. B&W’s innovative products and services are organized into three market-facing segments. Our reportable segments are as follows:

•Babcock & Wilcox Renewable: Technologies for efficient and environmentally sustainable power and heat generation, including waste-to-energy, biomass-to-energy and black liquor systems for the pulp and paper industry. Our technologies support a circular economy, diverting waste from landfills to use for power generation and replacing fossil fuels, while recovering metals and reducing emissions.
•Babcock & Wilcox Environmental: A full suite of emissions control and environmental technology solutions for utility, waste to energy, biomass-to-energy, carbon black and industrial steam generation applications around the world. Our broad experience includes systems for cooling, ash handling, particulate control, nitrogen oxides and sulfur dioxides removal, chemical looping for carbon control, and mercury control.
•Babcock & Wilcox Thermal: Steam generation equipment, aftermarket parts, construction, maintenance and field services for plants in the power generation, oil and gas, and industrial sectors. We have an extensive global base of installed equipment for utilities and general industrial applications including refining, petrochemical, food processing, metals and others.

Our business depends significantly on the capital, operations and maintenance expenditures of global electric power generating companies, including renewable and thermal powered heat generation industries and industrial facilities with environmental compliance policy requirements. Several factors may influence these expenditures, including:
•climate change initiatives promoting environmental policies which include renewable energy options utilizing waste-to-energy or biomass to meet legislative requirements and clean energy portfolio standards in the United States, Europe, Middle East and Asia;
•regulations requiring environmental improvements in various industries and global markets;
•expectations regarding future governmental requirements to further limit or reduce greenhouse gas and other emissions in the United States, Europe and other international climate change sensitive countries;
•prices for electricity, along with the cost of production and distribution including the cost of fuels within the United States, Europe, Middle East and Asia;
•demand for electricity and other end products of steam-generating facilities;
•level of capacity utilization at operating power plants and other industrial uses of steam production;
•maintenance and upkeep requirements at operating power plants, including to address the accumulated effects of usage;
•overall strength of the industrial industry;
•ability of electric power generating companies and other steam users to raise capital; and
•the impact of geopolitical conflicts, including ongoing conflicts in Ukraine and the Middle East.

Customer demand is heavily affected by the variations in our customers' business cycles and by the overall economies and energy, environmental and noise abatement needs of the countries in which they operate.

Our products

We conducted an analysis of our products to determine which of our products were likely to contain 3TG. We have identified 3TG in products within each of our business segments that are necessary to the functionality or production of products that we manufactured or contracted to manufacture during the Reporting Period.

Conflict minerals policy

We have adopted a conflict minerals policy, as follows, which is also publicly available on our website at “https://investors.babcock.com/assets/Governance-Documents/Conflict-Minerals-Policy.pdf”. The inclusion of our website within this filing is not intended to incorporate by reference any materials other than the Form SD, Conflict Minerals Report and Conflict Minerals Policy included therein.

We support sourcing components and materials from companies that share our values regarding respect for human rights, ethics and environmental responsibility. We are committed to complying with the SEC disclosure requirements and are working with our suppliers to perform reasonable country of origin inquiries and due diligence in determining the potential for conflict minerals in our supply chain and products.

We expect our suppliers to partner with us in our commitment to compliance and have designed our efforts to align with conflict minerals reporting rules.

Description of RCOI

Our operations use materials, such as carbon and alloy steels in various forms and components and accessories for assembly, which are available from numerous sources. We generally purchase materials and components as needed for individual contracts.

As noted above, we manufacture a variety of products for which materials included in those products may differ from year to year. These products are highly complex, typically containing thousands of parts from many suppliers throughout the world. We may purchase the same materials from multiple different suppliers and distributors. These suppliers and distributors often obtain their materials from lower tier suppliers. Accordingly, our supply chain is deep and identifying the ultimate source of materials supplied to us is difficult. We rely on our direct suppliers to work with their suppliers to provide information on the smelters and origin of the 3TG contained in components and materials supplied to us.

During the Reporting Period, our compliance efforts included both our domestic and our international locations. For each of the products (or subassemblies) that we identified as containing 3TG necessary to their functionality or production, we identified the suppliers that provided the materials comprising each of these products. We specifically identified each supplier that provided the materials containing the 3TG that we identified, as the 3TG in these products and related supplier base was limited.

To determine whether necessary 3TGs in our products originated in Covered Countries, we retained Assent Compliance (“Assent”), our third party service provider, to assist us in reviewing our supply chain and identifying risks. We provided a list composed of suppliers associated with the covered products to Assent for upload to the Assent Compliance Manager tool (“ACM”).

B&W utilized the RBA-GeSI Conflict Minerals Reporting Template (“CMRT”) version 6.0 or higher to conduct a survey of all in scope suppliers. During the supplier survey, we contacted suppliers via the ACM, a software-as-a-service (SaaS) platform provided by Assent that enables its users to complete and track supplier communications as well as allow suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. The ACM also provides functionality that meets the

OECD Guidance process expectations by evaluating the quality of each supplier response. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations performed, are managed through this platform. The use of the CMRT allowed for some elimination of irrelevant suppliers. Specifically, question 1 of the CMRT asks suppliers whether any of the 3TGs are intentionally added or used in the products or in the production process. Question 2 also asks if any 3TGs remain in their products. We also periodically reviewed the supplier list to ensure that irrelevant or “out of scope” suppliers were removed from the survey process. We conducted this analysis based on the following criteria:

•The company supplies packaging only (excluding labels)
•The company supplies us with items that do not end up in our products (including equipment used to make our products)
•The company is a test lab
•The company is a service provider only
•The company is in active litigation with B&W

Assent requested that all suppliers complete a CMRT and included training and education to guide suppliers on best practices and the use of this template. Assent monitored and tracked all communications in the ACM for future reporting and transparency. B&W directly contacted suppliers that were unresponsive to Assent’s communications during the diligence process and requested such suppliers to complete the CMRT form and submit such form to Assent.

Our program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT.

All submitted forms are accepted and classified as valid or invalid so that data is still retained. Suppliers are contacted in regards to invalid forms and are encouraged to submit a valid form. Suppliers are also provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses and direct engagement help through Assent’s multilingual Supplier Experience team. As of May 9, 2024, there were 7 invalid supplier submissions that could not be corrected.

Assent compared the list of smelters and refiners provided in our suppliers’ responses to the lists of smelters maintained by the Responsible Mineral Initiative (“RMI”) and, if a supplier indicated that a facility was certified as conflict-free, confirmed that the facility was listed on RMI’s list of validated conflict free smelters and refiners of 3TGs. Our suppliers identified a total of 355 smelters and refiners that appear on the lists maintained by RMI. Of these 355 smelters and refiners, 238 are validated as conflict free by RMI or a cross-recognized initiative.
Most of the CMRTs we received were made on a company or division level basis which did not allow us to identify which smelters or refiners listed by our suppliers actually processed the 3TGs contained in our products.

Based on the RCOI, we had reason to believe that some of the 3TGs may have originated from the Covered Countries, therefore, in accordance with the Rule, performed due diligence on the source and chain of custody of the conflict minerals in question.

As of May 9, 2024, there were 1,179 suppliers in scope of the conflict minerals program and 624 provided a completed CMRT. B&W’s total response rate for this reporting year was 53%. These metrics are summarized in the table below in order to assess progress over time:

Year	Suppliers in Scope	% Responded	% Invalid

RY 2021	1,453	48%	0.9%
RY 2022	1,752	44%	1.1%
RY 2023	1,179	53%	0.6%

Due diligence

Design of due diligence

We designed our due diligence measures to conform, in all material respects, with the framework in The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“the Guidance”) and the related Supplements for gold, tin, tantalum and tungsten. The Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We developed our due diligence process to address each of these five steps, namely:

1.Establishing strong company management systems regarding conflict minerals;
2.Identifying and assessing risks in our supply chain;
3.Designing and implementing a strategy to respond to identified risks in our supply chain;
4.Utilizing independent third-party audits of supply chain diligence; and
5.Reporting annually on our supply chain due diligence

Due diligence requires B&W’s necessary reliance on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as we cannot fully own this process. However, through continued outreach and process validation, this aligns with industry standards and market expectations for downstream companies’ due diligence.

We are a downstream supplier, many steps removed from the mining of 3TGs. A large number of suppliers, through multiple tiers of distribution, supply the components and materials integrated into our products. Furthermore, B&W does not purchase raw ore or unrefined conflict minerals or make purchases from the Covered Countries. The origin of the conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict mineral containing derivatives. The smelters and refiners consolidate raw ore and represent the best actors in the total supply chain to possess knowledge of the origin of the ores they procure.

The Guidance specifies that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. Accordingly, we rely primarily on our “tier 1” (direct) suppliers to provide information with respect to the origin of the conflict minerals contained in the components and materials supplied to us.

Due diligence performed

1. Establish strong company management systems

Conflict minerals policy

We established a Conflict Minerals Policy related to our sourcing of 3TG as described in full in the “Conflict Minerals Policy” section above and posted this policy on our website at “https://investors.babcock.com/assets/Governance-Documents/Conflict-Minerals-Policy.pdf” within the “Investors” section under “Corporate Governance.” The inclusion of our website within this filing is not intended to incorporate by reference any materials other than the Form SD, Conflict Minerals Report and Conflict Minerals Policy included therein.

Internal team

We commissioned a Conflict Minerals Steering Committee comprised of individuals in management positions across the procurement, legal and finance functions. The Conflict Minerals Steering Committee is led by members of our senior management. The Conflict Minerals Steering Committee governs our conflict minerals compliance effort and is responsible for providing guidance and direction for the implementation of our conflict minerals program.

We also use a third-party service provider, Assent, to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that we will undertake with suppliers in regards to conflict minerals. The use of Assent and its tools has allowed us to assist our suppliers in understanding our expectations and requirements with respect to conflict minerals compliance.

We leverage Assent’s Managed Services in order to work with dedicated program specialists who support B&W’s conflict minerals program. We communicate regularly with the Assent team in order to receive updates on program status.

Control systems and grievance mechanism

We do not typically have a direct relationship with smelters and refiners. However, we have controls in place designed to uphold our core values and ethical standards in all interactions with customers, vendors, suppliers, shareholders, fellow employees and others. These controls include a Code of Business Conduct and a Supplier Code of Conduct that outline expected behaviors for all employees, vendors and independent contractors. These Codes are publicly available on our website. To this end, anyone can utilize our Integrity Line as detailed in the Codes to proactively report a violation of our Code or policies, including our conflict minerals policy and related program efforts.

Maintain records

We have maintained company-wide document retention policies. These policies extend to the documentation accumulated in performing our due diligence procedures and requires that documentation will be retained for a period of 10 years.

In addition, we implemented a document retention policy through Assent to retain conflict minerals related documents for five years, including supplier responses to CMRTs. We store all the information and findings from this process in a database that can be audited by internal or external parties.

Supplier engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have utilized the CMRT version 6.3 or higher and Assent’s web-based reporting tool for collecting Conflict Minerals declarations from our supply base. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests.

We have also communicated with suppliers potentially affected by our Conflict Minerals Policy and compliance efforts as identified through our RCOI process our expectation that they assist us in complying with our efforts related to our conflict minerals program. This includes obtaining information to support chain of custody of the 3TG identified in our products. We have provided suppliers access to our Conflict Minerals Policy through the website above or upon request.

We continue to emphasize supplier education and training. To accomplish this, we utilized Assent’s learning management system and provided all in-scope suppliers access to many conflict minerals training and support resources. This training was tracked and evaluated based on completion. B&W has a strong relationship with Tier 1 direct suppliers. As an extremely important part of the supply chain, B&W through Assent has leveraged processes and educational opportunities in order to ensure non-English speaking suppliers have access to a free platform to upload their CMRTs, help desk support and other multilingual resources. B&W suppliers are able to leverage Assent’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly file a CMRT. Suppliers are provided guidance in their native language, if needed.

We believe that the combination of the Supplier Code of Conduct, our Conflict Minerals Policy, and direct engagement with suppliers for conflict minerals training and requests constitute a strong program when it comes to supplier engagement.

2. Identify and assess risks in the supply chain

Due to our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Risks are identified automatically in the Assent Compliance Manager system based on criteria established for supplier responses in the System. These risks are addressed by Assent Compliance Supply Chain staff and members of our supply chain team internally who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

Many of the responses received provided data at a company or divisional level or were unable to specify the smelters or refiners used for 3TGs in the components supplied to B&W. Additionally, some suppliers indicated that they received incomplete information regarding their supply chains from their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

In accordance with the Guidance, it is important to identify and assess risks associated with conflict minerals in the supply chain. Risks were identified by assessing the due diligence practices of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the RMI to ensure that the facilities met the RMI definition of a 3TG processing facility that was operational during the 2023 calendar year.

To assess the risk that any of these smelters posed to our supply chain, Assent determined if the smelter had been audited against a standard in conformance with the Guidance, such as the Responsible Minerals Assurance Process (“RMAP”). We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Smelters that have completed the RMAP audit are considered to be DRC-Conflict Free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists.

Each facility that meets the RMI definition of a smelter or refiner of a 3TGs mineral is assessed according to red flag indicators defined in the Guidance. Assent uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

•Geographic proximity to the DRC and Covered Countries;
•Known mineral source country of origin;
•RMAP audit status;
•Credible evidence of unethical or conflict sourcing;
•Peer Assessments conducted by credible third-party sources.

As part of our risk management plan under the Guidance, when facilities of interest were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through Assent Compliance, submissions that include any facilities of interest immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to B&W, and escalating up to removal of these smelters of interest from their supply chain.

As per the Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these red flags from the supply chain. In addition, suppliers are guided to the Assent’s learning management system to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program meets the Guidance and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are based on these four questions in the CMRT:

A.     Have you established a conflict minerals sourcing policy?
E.     Have you implemented due diligence measures for conflict-free sourcing?

G.    Do you review due diligence information received from your suppliers against your company’s expectations?
H.     Does your review process include corrective action management?

When suppliers meet or exceed those criteria (Yes to at least A, E, G, H), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program. As of May 9, 2024, a total of 64 of our responsive suppliers have been identified as having a weak program.

3. Design and implement a strategy to respond to risks

We report our findings annually to the Conflict Minerals Steering Committee prior to the issuance of Form SD and this Report. We also report any significant due diligence findings to the Conflict Minerals Steering Committee as they arise. For example, if we find that we source 3TG that directly or indirectly finances or benefits armed groups, in the Covered Countries, B&W will assess the supplier relationship and encourage the supplier in question to establish an alternative source of 3TG that does not support such conflict. We have found no instance where it was necessary to implement risk mitigation efforts as a result of a supplier’s response to our information request.

As per the Guidance, risk mitigation will depend on the supplier’s specific context. Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. We engage suppliers believed to be supplying 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the Guidance. Assent also communicates directly with smelters that have not yet been determined to be conformant with the RMAP in order to request sourcing information and encourage their involvement with the RMI program.

4. Carry-out independent third-party audit of supply chain due diligence at identified points in the supply chain

We do not typically have a direct relationship with smelters and refiners and therefore do not perform or direct audits of these entities within our supply chain. Instead, we rely on third-party audits of smelters and refiners conducted as part of the RMAP, which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

Assent also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices on behalf of its compliance partners.

5. Public reporting on supply chain due diligence

This Report, which constitutes our annual report on our due diligence efforts, is available on our website at “https://investors.babcock.com/home/financial-reports/ ” and is filed with the SEC. The inclusion of our website within this filing is not intended to incorporate by reference any materials other than the Form SD, Conflict Minerals Report and Conflict Minerals Policy included therein.

Results of due diligence

Survey results

As described above, B&W actively surveys our supply chain and reviews the responses against criteria developed to determine whether further engagement is required. These criteria include: untimely responses, incomplete responses and inconsistencies within the data reported in the CMRT.

As of May 9, 2024 we received responses from over 53% of our 1,179 surveyed suppliers for the Reporting Period. All final CMRT submissions were reviewed and validated to ensure no inaccuracies or gaps in data were found. A total of 7 suppliers were unable to correct their CMRTs and as such, are still listed as invalid submissions.

Supply chain outreach metrics are as follows:

Number of In-Scope Suppliers for 2023	Change in Number of In-Scope Suppliers From 2022	Response Rate	Valid Response Rate
1,179	(573)	53%	52%

Efforts to determine mine or location of origin

Given that we do not have established relationships with the ultimate smelters and refiners from which the 3TG in our products is sourced, we have determined that requesting our suppliers to complete the CMRT represents our good faith effort to determine the mines or locations of origin of 3TG in our supply chain.

Smelters and refiners

Of the suppliers surveyed, many completed the CMRT at the company, business unit or entity level and are unable to represent that 3TG from the processing facilities they listed had actually been included in components that they supplied to us. The quality of the responses that we received from our surveyed suppliers continues to be varied. Many of the responses provided by suppliers via the CMRT included the names of facilities listed by the suppliers as smelters or refiners ("SORs"). The CMRTs submitted by suppliers that do not list at least one smelter for each 3TG claimed on the CMRT are considered invalid and Assent follows up on these, urging suppliers to resubmit the form and include smelter information. Any CMRTs submitted by suppliers unable to provide SORs used for the materials supplied to us are deemed invalid.

For all responses that indicated a smelter, Assent compared the facilities listed to the list of smelters maintained by the RMI. If a supplier indicated that the facility was certified as "Conflict-Free," Assent confirmed that the name was listed by the RMI as a certified smelter. As of May 9, 2024, we have identified 355 smelters or refiners that were reported by our suppliers via the CMRT. Appendix A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. All smelters and refiners listed by suppliers in completed CMRTs, which appear on the RMI-maintained smelters list, are attached in Appendix A. Appendix B includes an aggregate list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and the RMI.

Based on the smelter list provided by suppliers via the CMRTs and publicly available information, we have identified 225 smelters that are deemed RMAP Conformant - this indicates these smelters or refiners are compliant with the Conflict Free Smelter Program assessment protocols. There are 9 more smelters or refiners that are deemed RMAP Active - Smelters and refiners on the Active list have committed to undergo a RMAP audit or are participating in one of the cross-recognized certification programs: LBMA Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification. The remaining 121 smelters listed have not yet been confirmed as Conflict-Free. We have assessed these facilities and determined that most of these are of low risk due to their geographic location. As mentioned above, there are 19 smelters or refiners that we consider “High Risk Smelters.

Risk mitigation activities were initiated on the suppliers submitting these entries in their CMRT. Through Assent Compliance, submissions that include any of the above facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions including removal of these red-flag smelters from their supply chain. The submission of these smelters by B&W suppliers does not guarantee that these smelters or refiners are present in the B&W supply chain as these B&W suppliers were only able to provide company-level CMRTs and not able to provide product-level CMRTs directly linking those smelters or refiners to the products they provide to B&W.

As our suppliers are largely unable to provide us with the information necessary to determine country of origin at the product level, we are unable to make any determinations regarding the 3TG included in our products during the Reporting Period or to provide additional smelter and refiner names and country of origin of the necessary 3TGs at this time.

Status	Number of Identified Smelters and Refiners
RMAP Conformant	225
RMAP Active	9
Not Enrolled	92
Non-Conformant	29

Countries of Origin

Appendix B includes an aggregated list of countries of origin from which the reported facilities collectively source 3TGs, based on information provided through the CMRT data collection process, from direct smelter outreach and the RMAP. As mentioned in the above section, it is understood that many responses may provide more data than can be directly linked to products sold by our company, therefore, Appendix B may contain more countries than those that the Company’s products are being sourced from.

Steps to be taken

We are committed to complying with the provisions of the Rule and Form SD and expect to continue our conflict minerals program and related due diligence. Our next steps may include, but are not limited to the following:

•Engage with suppliers and direct them to training resources, including increasing the number who utilize Assent’s learning management system. This will encourage supplier participation and improve the overall efficiency of our Conflict Minerals Due Diligence Program.

•Increase the emphasis on clean and validated smelter and refiner information from our supply chain through Assent as the list of conflict-free smelters and refiners grows and more smelters and refiners declare their intent to enroll in the RMAP program.
•Encourage our suppliers through Assent to develop and strengthen their internal policies to include due diligence procedures for their supply chains to improve the quality of the responses from such suppliers.
•Update and maintain the supplier list and contact information for subsequent supplier engagement.
•Further document procedures and timelines for administering the conflict mineral program.

Smelter & Refiner Risk Evaluation

Understanding the risks associated with the smelters and refiners potentially providing material into our supply chain is an important part of the due diligence process. Through Assent, comprehensive and ongoing analysis is conducted by Assent’s smelter library manager to assess sourcing risk. This information is used to:
•Provide supplier feedback.
•Determine the health of the Company’s overall program.
•Conduct outreach to smelters, refiners and their respective associations.
•Provide detailed analysis in this report.

The following risk categories are used for smelter evaluation and risk determination:
Geo-Risk: Did the mineral originate from or has been transported through a conflict-affected area as defined by Section 1502 of the Dodd-Frank Act (the DRC and its nine adjoining countries; Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia)?
Audit Status: Has the refiner’s due diligence practices been audited against a standard in conformance with the OECD Guidance? Assent relies on the RMI audit standard, including cross-recognition of the London Bullion Market Association (“LBMA”) Good Delivery Program and the Responsible Jewelry Council Chain of Custody Certification, which are developed according to global standards, including the OECD Guidance.
Sourcing risk: Has evidence of any other risk characteristic is supported by credible sources been identified?

Appendix A:

The following smelters and refiners were reported by our suppliers as being in their supply chains. Facilities that have been certified as conflict-free by an internationally-recognized validation scheme for 3TG smelters and refiners are designated below in the sixth column.

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Risk Status	Source from DRC?	Source from CAHRAs?
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211	Conformant	Low Risk	Yes	Yes

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant	Low Risk	Yes	Yes
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant	Low Risk	Yes	Yes
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875	Conformant	Low Risk	No	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant	Low Risk	Yes	Yes
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant	Low Risk	No	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant	Low Risk	Yes	Yes
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant	Low Risk	Yes	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant	Low Risk	No	No
Tantalum	D Block Metals, LLC	United States Of America	CID002504	Conformant	Low Risk	No	Yes
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant	Low Risk	No	Yes
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant	Low Risk	No	Yes
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557	Conformant	Low Risk	Yes	Yes
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Conformant	Low Risk	Yes	Yes
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Conformant	Low Risk	Yes	Yes
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant	Low Risk	No	No
Tin	Minsur	Peru	CID001182	Conformant	Low Risk	No	Yes
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant	Low Risk	No	Yes
Tin	Thaisarco	Thailand	CID001898	Conformant	Low Risk	Yes	Yes

Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant	Low Risk	Yes	Yes
Tungsten	Kennametal Huntsville	United States Of America	CID000105	Conformant	Low Risk	No	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant	Low Risk	No	Yes
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant	Low Risk	No	Yes
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	Outreach Required	Medium Risk	No	No
Tin	Alpha	United States Of America	CID000292	Conformant	Low Risk	No	Yes
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Conformant	Low Risk	No	Yes
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant	Low Risk	Unknown	Unknown
Tin	Dowa	Japan	CID000402	Conformant	Low Risk	No	Yes
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant	Low Risk	No	No
Tin	Fenix Metals	Poland	CID000468	Conformant	Low Risk	No	Yes
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant	Low Risk	No	Yes
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568	Conformant	Low Risk	Yes	Yes
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant	Low Risk	Yes	Yes
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required	Medium Risk	No	No
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Conformant	Low Risk	No	Yes

Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required	Medium Risk	No	No
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Conformant	Low Risk	No	Yes
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant	Low Risk	No	Yes
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant	Low Risk	Yes	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant	Low Risk	Yes	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant	Medium Risk	No	Yes
Tungsten	Kennametal Fallon	United States Of America	CID000966	Conformant	Low Risk	Yes	Yes
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant	Low Risk	No	Yes
Tantalum	AMG Brasil	Brazil	CID001076	Conformant	Low Risk	Yes	Yes
Tin	Metallic Resources, Inc.	United States Of America	CID001142	Conformant	Low Risk	No	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant	Low Risk	No	No
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant	Low Risk	No	No
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant	Low Risk	Yes	Yes
Gold	Metalor USA Refining Corporation	United States Of America	CID001157	Conformant	Low Risk	No	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant	Low Risk	No	Yes
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant	Low Risk	Yes	Yes
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant	Low Risk	Yes	Yes

Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant	Low Risk	Yes	Yes
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Conformant	Low Risk	No	Yes
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant	Low Risk	No	Yes
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337	Conformant	Low Risk	Yes	Yes
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Conformant	Low Risk	No	Yes
Tin	PT Babel Inti Perkasa	Indonesia	CID001402	Conformant	Low Risk	No	Yes
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	Conformant	Low Risk	No	Yes
Tin	PT Bangka Tin Industry	Indonesia	CID001419	In Communication	Medium Risk	Unknown	Unknown
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421	Active	Medium Risk	No	Yes
Tin	PT Bukit Timah	Indonesia	CID001428	Conformant	Low Risk	Yes	Yes
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant	Low Risk	No	Yes
Tin	PT Panca Mega Persada	Indonesia	CID001457	In Communication	Medium Risk	No	Yes
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant	Low Risk	No	Yes
Tin	PT Refined Bangka Tin	Indonesia	CID001460	Conformant	Low Risk	No	Yes
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463	Conformant	Low Risk	No	Yes
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	Conformant	Low Risk	Yes	Yes
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant	Low Risk	No	Yes
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	Non Conformant	Medium Risk	Yes	Yes
Tin	PT Tommy Utama	Indonesia	CID001493	Conformant	Low Risk	No	No
Tantalum	QuantumClean	United States Of America	CID001508	Conformant	Low Risk	Yes	Yes

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant	Low Risk	No	Yes
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539	Conformant	Low Risk	No	Yes
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant	Low Risk	No	Yes
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI Due Diligence Review - Unable to Proceed	High Risk	No	Yes
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant	Low Risk	Yes	Yes
Tantalum	Telex Metals	United States Of America	CID001891	Conformant	Low Risk	No	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non Conformant	Medium Risk	No	No
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant	Medium Risk	Yes	Yes
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant	Low Risk	No	Yes
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant	Low Risk	Yes	No
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant	Low Risk	Yes	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Conformant	Low Risk	No	Yes
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant	Low Risk	No	Yes
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant	Low Risk	Yes	Yes

Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested	Medium Risk	No	No
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Conformant	Low Risk	Yes	Yes
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant	Low Risk	Yes	Yes
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Conformant	Low Risk	No	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant	Low Risk	No	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant	Low Risk	Yes	Yes
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant	Low Risk	No	Yes
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	Conformant	Low Risk	Yes	No
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant	Low Risk	Yes	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant	Low Risk	No	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant	Low Risk	No	Yes
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Non Conformant	Medium Risk	No	Yes
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant	Low Risk	Yes	Yes
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant	Low Risk	No	Yes

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant	Low Risk	Yes	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant	Low Risk	No	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant	Low Risk	No	No
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Conformant	Low Risk	No	Yes
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant	Low Risk	No	Yes
Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant	Low Risk	Yes	Yes
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant	Low Risk	Yes	Yes
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543	Conformant	Low Risk	No	Yes
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant	Low Risk	Yes	Yes
Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant	Low Risk	Yes	Yes
Tantalum	Materion Newton Inc.	United States Of America	CID002548	Conformant	Low Risk	Yes	Yes
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant	Low Risk	Yes	Yes
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant	Low Risk	Yes	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant	Low Risk	No	No

Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant	Low Risk	Yes	Yes
Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant	Low Risk	No	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non Conformant	Medium Risk	No	No
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Outreach Required	Medium Risk	Yes	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	Outreach Required	Medium Risk	No	No
Tungsten	Niagara Refining LLC	United States Of America	CID002589	Conformant	Low Risk	No	Yes
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant	Low Risk	No	No
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645	Conformant	Low Risk	No	No
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	RMI Due Diligence Review - Unable to Proceed	High Risk	Yes	Yes
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Outreach Required	Medium Risk	No	No
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant	Low Risk	No	Yes
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant	Low Risk	No	Yes
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non Conformant	High Risk	No	Yes
Tin	Super Ligas	Brazil	CID002756	Active	Low Risk	No	No
Tin	Aurubis Beerse	Belgium	CID002773	Conformant	Low Risk	Yes	Yes

Tin	Aurubis Berango	Spain	CID002774	Conformant	Low Risk	Yes	Yes
Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant	Low Risk	Unknown	Unknown
Tin	PT Sukses Inti Makmur	Indonesia	CID002816	Conformant	Low Risk	No	Yes
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Conformant	Low Risk	No	No
Tungsten	ACL Metais Eireli	Brazil	CID002833	Non Conformant	Medium Risk	No	Yes
Tin	PT Menara Cipta Mulia	Indonesia	CID002835	Conformant	Low Risk	No	Yes
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant	Low Risk	No	Yes
Tungsten	Moliren Ltd.	Russian Federation	CID002845	RMI Due Diligence Review - Unable to Proceed	High Risk	No	No
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant	Medium Risk	No	No
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant	Low Risk	No	Yes
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant	Low Risk	No	Yes
Tin	PT Bangka Serumpun	Indonesia	CID003205	Conformant	Low Risk	No	Yes
Tin	Pongpipat Company Limited	Myanmar	CID003208	Outreach Required	Medium Risk	No	Yes
Tin	Tin Technology & Refining	United States Of America	CID003325	Conformant	Low Risk	No	Yes
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant	Medium Risk	No	No
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	Conformant	Low Risk	No	Yes
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant	Low Risk	Yes	Yes
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Non Conformant	Medium Risk	No	Yes

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401	Conformant	Low Risk	Yes	Yes
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	Conformant	Low Risk	Yes	Yes
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	RMI Due Diligence Review - Unable to Proceed	High Risk	No	No
Tin	Precious Minerals and Smelting Limited	India	CID003409	Non Conformant	Medium Risk	No	No
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required	Medium Risk	No	No
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI Due Diligence Review - Unable to Proceed	High Risk	No	No
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant	Low Risk	No	No
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non Conformant	Medium Risk	Yes	Yes
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant	Low Risk	No	No
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant	Low Risk	No	No
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	RMI Due Diligence Review - Unable to Proceed	High Risk	Unknown	Unknown
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	RMI Due Diligence Review - Unable to Proceed	High Risk	Unknown	Unknown
Gold	Advanced Chemical Company	United States Of America	CID000015	Conformant	Low Risk	No	Yes
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant	Low Risk	No	Yes
Gold	Agosi AG	Germany	CID000035	Conformant	Low Risk	No	No

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant	Low Risk	Yes	Yes
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant	Low Risk	Yes	No
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant	Low Risk	No	No
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant	Low Risk	No	Yes
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant	Low Risk	Yes	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Outreach Required	Low Risk	No	No
Gold	Aurubis AG	Germany	CID000113	Conformant	Low Risk	No	No
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant	Low Risk	No	No
Gold	Boliden AB	Sweden	CID000157	Conformant	Low Risk	No	No
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant	Low Risk	No	No
Gold	Caridad	Mexico	CID000180	Outreach Required	Low Risk	No	No
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant	Low Risk	Yes	Yes
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non Conformant	Medium Risk	No	No
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required	Medium Risk	Yes	Yes
Gold	Chimet S.p.A.	Italy	CID000233	Conformant	Low Risk	No	No
Gold	Chugai Mining	Japan	CID000264	Conformant	Low Risk	No	No
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	In Communication	Medium Risk	No	No
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	Conformant	Low Risk	No	No
Gold	Dowa	Japan	CID000401	Conformant	Low Risk	No	Yes

Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant	Low Risk	No	No
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI Due Diligence Review - Unable to Proceed	High Risk	No	No
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Outreach Required	Medium Risk	No	No
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non Conformant	Medium Risk	Yes	Yes
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Outreach Required	Medium Risk	No	No
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689	Conformant	Low Risk	No	No
Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant	Low Risk	No	No
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant	Low Risk	No	No
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant	Low Risk	No	No
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required	Medium Risk	Yes	No
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	Communication Suspended - Not Interested	Medium Risk	No	No
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant	Low Risk	No	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant	Low Risk	No	No

Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant	Low Risk	Yes	Yes
Gold	Japan Mint	Japan	CID000823	Conformant	Low Risk	No	No
Gold	Asahi Refining USA Inc.	United States Of America	CID000920	Conformant	Low Risk	Yes	Yes
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant	Low Risk	No	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review - Unable to Proceed	High Risk	No	No
Gold	JSC Uralelectromed	Russian Federation	CID000929	RMI Due Diligence Review - Unable to Proceed	High Risk	No	No
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant	Low Risk	Yes	Yes
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	In Communication	Low Risk	No	No
Gold	Kazzinc	Kazakhstan	CID000957	Conformant	Low Risk	No	Yes
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969	Conformant	Low Risk	No	Yes
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant	Low Risk	No	Yes
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant	Medium Risk	No	No
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032	RMI Due Diligence Review - Unable to Proceed	Medium Risk	No	No
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required	Medium Risk	No	No
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Outreach Required	Medium Risk	No	No
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078	Conformant	Low Risk	No	No
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required	Medium Risk	No	No

Gold	Materion	United States Of America	CID001113	Conformant	Low Risk	No	Yes
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant	Low Risk	No	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant	Low Risk	Yes	Yes
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant	Low Risk	No	Yes
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant	Low Risk	Yes	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant	Low Risk	No	Yes
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI Due Diligence Review - Unable to Proceed	High Risk	No	No
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant	Low Risk	No	No
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant	Low Risk	No	No
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant	Low Risk	Yes	Yes
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI Due Diligence Review - Unable to Proceed	High Risk	No	No
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant	Low Risk	No	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	RMI Due Diligence Review - Unable to Proceed	High Risk	Yes	Yes
Gold	MKS PAMP SA	Switzerland	CID001352	Conformant	Low Risk	Yes	No

Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required	Medium Risk	No	No
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI Due Diligence Review - Unable to Proceed	High Risk	Yes	Yes
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant	Low Risk	No	No
Tin	PT Timah Nusantara	Indonesia	CID001486	Active	Medium Risk	Yes	Yes
Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant	Low Risk	No	No
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant	Low Risk	Yes	Yes
Gold	Royal Canadian Mint	Canada	CID001534	Conformant	Low Risk	No	No
Gold	Sabin Metal Corp.	United States Of America	CID001546	Communication Suspended - Not Interested	Medium Risk	No	Yes
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555	Non Conformant	Medium Risk	Yes	Yes
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562	Communication Suspended - Not Interested	Medium Risk	No	No
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant	Low Risk	No	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required	Medium Risk	No	No
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant	Low Risk	No	No
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI Due Diligence Review - Unable to Proceed	High Risk	No	Yes

Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761	Conformant	Low Risk	No	Yes
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant	Low Risk	No	Yes
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810	Outreach Required	Medium Risk	No	No
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant	Low Risk	No	No
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required	Medium Risk	No	No
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant	Low Risk	Yes	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required	Medium Risk	No	No
Gold	Torecom	Korea, Republic Of	CID001955	Conformant	Low Risk	No	No
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant	Low Risk	No	Yes
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993	Conformant	Low Risk	No	Yes
Gold	Valcambi S.A.	Switzerland	CID002003	Conformant	Low Risk	Yes	Yes
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Outreach Required	Medium Risk	Yes	Yes
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant	Low Risk	No	No
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant	Low Risk	No	Yes
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant	Low Risk	Yes	Yes

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant	Medium Risk	No	No
Gold	Morris and Watson	New Zealand	CID002282	In Communication	Low Risk	No	No
Gold	SAFINA A.S.	Czechia	CID002290	Conformant	Low Risk	No	No
Gold	Guangdong Jinding Gold Limited	China	CID002312	Outreach Required	Medium Risk	No	No
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non Conformant	Medium Risk	No	Yes
Gold	Geib Refining Corporation	United States Of America	CID002459	Conformant	Low Risk	No	Yes
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478	In Communication	Medium Risk	No	No
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant	Medium Risk	Yes	Yes
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant	Low Risk	No	Yes
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review - Unable to Proceed	High Risk	Yes	Yes
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516	Non Conformant	Medium Risk	No	Yes
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required	Medium Risk	No	No
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required	Medium Risk	No	No
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Conformant	Low Risk	No	Yes
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Conformant	Low Risk	Yes	Yes
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	In Communication	Medium Risk	No	No

Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	RMI Due Diligence Review - Unable to Proceed	High Risk	No	No
Gold	Sudan Gold Refinery	Sudan	CID002567	Outreach Required	High Risk	Yes	Yes
Gold	T.C.A S.p.A	Italy	CID002580	Conformant	Low Risk	No	Yes
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant	Low Risk	No	No
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required	Medium Risk	No	No
Gold	Industrial Refining Company	Belgium	CID002587	Non Conformant	High Risk	No	No
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required	Medium Risk	No	No
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	Conformant	Low Risk	No	Yes
Gold	Marsam Metals	Brazil	CID002606	Non Conformant	Medium Risk	No	Yes
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant	Low Risk	No	No
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant	Low Risk	No	No
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708	Conformant	Low Risk	No	Yes
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required	Medium Risk	Unknown	Unknown
Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required	Low Risk	Unknown	Unknown
Gold	SAAMP	France	CID002761	Conformant	Low Risk	No	No
Gold	L'Orfebre S.A.	Andorra	CID002762	Conformant	Low Risk	Yes	Yes
Gold	8853 S.p.A.	Italy	CID002763	Non Conformant	Medium Risk	No	No
Gold	Italpreziosi	Italy	CID002765	Conformant	Low Risk	No	No
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant	Low Risk	No	Yes
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant	Low Risk	Yes	Yes
Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant	Medium Risk	Yes	Yes
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Active	Medium Risk	No	Yes

Gold	Sai Refinery	India	CID002853	Outreach Required	Medium Risk	No	No
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant	Medium Risk	No	No
Gold	Bangalore Refinery	India	CID002863	Conformant	Low Risk	No	Yes
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI Due Diligence Review - Unable to Proceed	High Risk	No	No
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required	Low Risk	No	No
Gold	Pease & Curren	United States Of America	CID002872	Communication Suspended - Not Interested	Medium Risk	No	Yes
Gold	JALAN & Company	India	CID002893	Outreach Required	Medium Risk	No	No
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Conformant	Low Risk	No	Yes
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant	Low Risk	Yes	No
Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required	Low Risk	Unknown	Unknown
Gold	Safimet S.p.A	Italy	CID002973	Non Conformant	Medium Risk	No	Yes
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required	Low Risk	Yes	Yes
Gold	African Gold Refinery	Uganda	CID003185	RMI Due Diligence Review - Unable to Proceed	High Risk	Yes	No
Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required	Medium Risk	No	No
Gold	NH Recytech Company	Korea, Republic Of	CID003189	Conformant	Low Risk	No	No
Gold	QG Refining, LLC	United States Of America	CID003324	Outreach Required	Low Risk	No	Yes
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required	Medium Risk	No	No

Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required	Medium Risk	No	No
Gold	Sovereign Metals	India	CID003383	Outreach Required	Medium Risk	Yes	Yes
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421	Active	Low Risk	No	No
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant	Low Risk	No	No
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant	Low Risk	No	No
Gold	Augmont Enterprises Private Limited	India	CID003461	Active	Medium Risk	No	No
Gold	Kundan Care Products Ltd.	India	CID003463	In Communication	Medium Risk	No	No
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Conformant	Low Risk	Unknown	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	In Communication	Medium Risk	Unknown	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	In Communication	Medium Risk	Unknown	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	In Communication	Medium Risk	Unknown	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	In Communication	Medium Risk	Unknown	Unknown

Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required	Low Risk	Yes	No
Gold	Alexy Metals	United States Of America	CID003500	Active	Low Risk	No	No
Tin	CRM Synergies	Spain	CID003524	Conformant	Low Risk	No	No
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529	Conformant	Low Risk	Unknown	Unknown
Gold	Sellem Industries Ltd.	Mauritania	CID003540	Communication Suspended - Not Interested	Medium Risk	Unknown	Unknown
Gold	MD Overseas	India	CID003548	In Communication	Medium Risk	No	No
Tungsten	Artek LLC	Russian Federation	CID003553	RMI Due Diligence Review - Unable to Proceed	High Risk	No	No
Gold	Metallix Refining Inc.	United States Of America	CID003557	In Communication	Low Risk	Unknown	Unknown
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant	Low Risk	No	No
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Conformant	Low Risk	Unknown	Unknown
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583	Conformant	Low Risk	Unknown	Unknown
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Conformant	Low Risk	Unknown	Unknown
Gold	WEEEREFINING	France	CID003615	Active	Low Risk	Unknown	Unknown
Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant	Low Risk	Unknown	Unknown
Tungsten	LLC Vostok	Russian Federation	CID003643	RMI Due Diligence Review - Unable to Proceed	High Risk	Unknown	Unknown
Gold	Dongwu Gold Group	China	CID003663	Outreach Required	Medium Risk	Unknown	Unknown
Tin	DS Myanmar	Myanmar	CID003831	Conformant	Low Risk	Unknown	Unknown

Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant	Low Risk	Unknown	Unknown
Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant	Low Risk	No
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993	Conformant	Low Risk	Unknown	Unknown
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required	Medium Risk	Unknown	Unknown
Tantalum	5D Production OU	Estonia	CID003926	Outreach Required	Low Risk	Unknown	Unknown
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978	Outreach Required	Medium Risk	Unknown	Unknown
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060	In Communication	Medium Risk	Unknown	Unknown

Appendix B:

Countries of origin:

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.

Afghanistan, Åland Islands, Albania, American Samoa, Andorra, Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia (Plurinational State of), Brazil, Bulgaria, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo, Democratic Republic of Congo, Djibouti, Dominica, Dominican Republic, Ecuador, Egypt, Eritrea, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Kazakhstan, Kenya, Korea, Kyrgyzstan, Liberia, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, Slovenia, South Africa, South Sudan, Spain, Sudan, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States, Uzbekistan, Viet Nam, Zambia, Zimbabwe